Exhibit 99.1

VIAVID

communications simplified.

Kandi Technologies Group, Inc.

First Quarter 2017 Financial Results Call

May 10, 2017

C O R P O R A T E   P A R T I C I P A N T S

Kewa Luo, Manager, Investor Relations

Xiaoming Hu, Chairman, President and Chief Executive Officer

Bing Mei, Chief Financial Officer

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Arthur Porcari, Corporate Strategies

Ted Schwartz, Private Investor

Robert Lempert, Private Investor

Li Goa, Private Investor

Frank Blatterman, Private Investor

Harold Gaboury, Private Investor

Steve Miller, Private Investor

P R E S E N T A T I O N

Operator:

Greetings, and welcome to the Kandi Technologies First Quarter 2017 Financial Results Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host Ms. Kewa Luo, Investor Relations Manager for Kandi Technologies. Thank you, you may begin.

Kewa Luo:

Thank you, Operator. Hello everyone, and welcome to Kandi Technologies Group’s First Quarter 2017 Earnings Call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com. With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Bing Mei. Both will deliver prepared remarks followed by a question-and-answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s future results may differ materially from the views expressed today.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Further information regarding these and other risks and uncertainties is included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed with U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law. As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Xiaoming Hu:

(Chinese spoken)

Greetings to all the participants. Thank you for joining our first quarter 2017 earnings call. Today, we will discuss our first quarter financial results. In the first quarter, we had total revenues of $4.3 million, a 91.6% decrease from the same quarter last year. The EV parts sales were $2.7 million, a 94.2% decrease from the same quarter last year. Due to extended delays in receiving government subsidy payments, as well as the government’s recent revisions to the MIIT directory of recommended new energy vehicle models, or the Directory, that required re-submission of applications of new energy vehicles to be included in the Directory, the JV Company was not able to have normal production in the first quarter. By April 4 of this year, all of the JV Company’s five Geely Global Hawk EV models (SMA7000BEV05 (Kandi Model K12), SMA7000BEV06 (Kandi Model K10D), SMA7000BEV07 (Kandi Model K12A), SMA7001BEV25 (Kandi Model K17), and JL7001BEV18 (Kandi Model K11) received MIIT approval and are included in the updated Directory. As a result, these models will be eligible to receive government subsidies.

The significant drop in overall sales this quarter was a direct result of reduced EV product sales by the JV Company. However, now that we have begun receiving subsidy payments from the Chinese government and capital support from the supply chain finance program of the National Economic and Technological Development Zone of Rugao City, our normal production activities have resumed. We believe that we will regain our sales momentum and competitive edge in the second half of this year and as a result will achieve improved business results.

Additionally, we have made significant progress towards the JV Company's receiving EV manufacturing license approval. Our application was accepted by the National Development and Reform Commission, or the Commission on March 20, 2017, and from April 13, 2017 to April 15, 2017, the project evaluation and assessment team of experts made an on-site visit to conduct a comprehensive inspection and evaluation of the JV Company’s research and development, trial production, and manufacturing capabilities. The JV Company received top marks from the evaluation and assessment team’s experts. Pursuant to the application process, the team of experts submitted its appraisal report to the Commission on May 4, 2017, and we expect we will receive feedback from the Commission in the near future.

Lastly, we note that we are honored to welcome one of the most influential experts in China’s EV industry, Mr. Yi Lin, to be our independent Board member. Mr. Lin has many years of experience in manufacturing, research and development, and management in the renewable energy automotive industry. He is a valuable asset to the Company and we believe that his involvement will improve the quality of our Board and provide the professional guidance we need to maximize Kandi’s potential. The efforts we have made this year will lay a solid foundation for the growth of our business and towards gaining our leading market position. We believe that we will regain our sales momentum and the competitive edge in the second half of this year and consequently will achieve improved business operations.

Now, I would like to turn the call to our Chief Financial Officer, Mr. Bing Mei to give you more details on our financial highlights.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Bing Mei:

Thank you, Mr. Hu and hello to everyone on this call. I would like to provide a brief overview of our financial results for the first quarter of 2017. Please note that all the numbers I will discuss today are in U.S. dollars, unless otherwise noted.

First, let me walk you through the first quarter financial results. Total net revenues for the first quarter were $4.3 million, a decrease of 91.6% from total net revenue of $50.7 million for the same quarter of 2016. The decrease in revenue was mainly due to the significant reduction in EV part sales in this quarter. EV part sales were approximately $2.7 million for the first quarter of 2017, or 62.3% of our total net revenue, a decrease of $43.5 million or 94.2% as compared with the same quarter of 2016.

Our cost of goods sold was $3.6 million in the first quarter, a decrease of 91.8% from cost of goods sold of $43.9 million in the same quarter of 2016. This decrease was mainly due to the corresponding decrease in sales, resulting from weak demand for our EV parts by the JV Company.

Gross profit for the first quarter was $0.7 million, a decrease of 90.1% from $6.7 million for the same quarter of 2016. Gross margin increased to 15.6% in the first quarter as compared to 13.3% in the same quarter of 2016. The increase in gross margin was mainly due to the increased gross margin attributable to our EV parts business in the three months ended March 31, 2017.

Total operating expenses in the first quarter were $29.4 million as compared with total operating expense of $8.3 million in the same quarter of 2016. The increase in total operating expense were largely due to $20.8 million of R&D expenses in the first quarter of 2017.

Net loss was $24.2 million in the first quarter as compared with net income of $0.1 million in the same quarter of 2016. The negative change was primarily due to the significantly reduced sales and the gross profits, the joint venture Company’s net losses, and a R&D expense of $20.8 million.

Non-GAAP net loss in the first quarter was $21.7 million, a negative change of $25.3 million or 687.4% from non-GAAP net income of $3.7 million in the same quarter of 2016. The decrease in non-GAAP net income was due to the decrease in revenue and gross profit, the joint venture company’s net loss and the significantly increased R&D expenses made in an effort to prepare the Company for future business growth.

Let me now touch on the joint venture company’s financials.

For the first quarter of 2017, the JV Company’s net sales were $1.3 million, gross loss was $0.3 million, and the net loss was $10.6 million.

We account for our investment in the JV Company under the equity method of accounting, because we have 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s loss for a total loss of $5.3 million for the first quarter of 2017. After eliminating intra-entity profits and losses, our share of JV Company’s after tax losses was $5.2 million for the first quarter.

Next, I will review the Company’s cash flow.

For first quarter of 2017, cash used in operating activities was $13.7 million as compared to cash used in operating activities of $5 million for the same quarter of last year. The major operating activities that provided cash for the first quarter of 2017 were a decrease in advance to suppliers, prepayments and prepaid expenses of $21.9 million and an increase in accounts payable of $10 million. The major operating activities that used the cash for this quarter were a net loss of $24.2 million and an increase of $15.5 million in due from the JV Company.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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For the first quarter of 2017 cash provided by the investing activities was $2.9 million as compared to cash provided by investing activities of $1.2 million for same quarter of last year. The major investing activity that provide cash for the first quarter of 2017 was a decrease in short-term investment of $4.4 million; the major investing activities that used the cash in this quarter were $1.5 million of purchase of construction in progress.

For the first quarter of 2017, cash provided by financing activities was $0.5 million as compared to cash provided by financing activities of $0.4 million for the same quarter of last year. The major financing activity that provided cash for the first quarter of 2017 was a proceed from notes payable of $3.7 million and the proceed from short-term bank loan of $3.7 million. The major financing activity that used the cash for this quarter was $5.7 million of repayments of the short-term bank loan.

That’s it from me. Thank you. Kewa?

Kewa Luo:

Operator, we are ready to take some questions.

Operator:

Thank you. At this time, we’ll be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you’d like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Thank you. Our first question comes from the line of Arthur Porcari with Corporate Strategies. Please proceed with your question.

Arthur Porcari:

Okay, yes I’m here. I’ve got a couple of comments and questions. For starters, the Company should be congratulated to be able to attract such a distinguished EV expert as Mr. Yi Lin to the Company's Board of Directors. I did some further research into Mr. Yi and though it was not mentioned in the 8-K and he is now retired, it appears Mr. Yi was the first Chairman of the Board of China's second largest ICE auto maker BAIC’s New Energy Vehicle subsidiary in 2007. While further research on Mr. Yi in the China Media, I noticed that BAIC New Energy Vehicle Inc. which is now separated from the parent BAIC International is now completing an independent $1.2 billion second round pre-IPO private equity financing at an inferred value of RMB24 billion or US$3.5 billion market cap.

For some background, in 2015, BAIC delivered 17,000 EVs which was behind Kandi JV’s 22,000. In 2016, they did deliver around 40,000 units, but in Q1 2017, BAIC NEV only delivered around 9,000 units. Based on Kandi’s 50% ownership in the Kandi JV, with four manufacturing facilities, with a replacement value of around $1 billion and assuming no value given for Kandi’s own business assets, Kandi’s current $200 million market cap would infer only a $400 million value of the Kandi/Geely JV or around 12% of the $3.5 billion value China investors are currently given a similar company BAIC's new energy vehicle pre-IPO. Hu, you might want to say that first, it’s kind of long enough kind of my questions.

Kewa Luo:

Okay. Thank you Art.

(Chinese spoken)

Art, go ahead.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Arthur Porcari:

Okay. Since the Kandi JV is also soon to go public in China, could Mr. Hu please comment on this seemingly incredible disconnect in public perception in the value of BAIC New Energy vehicle compared to the Kandi/Geely JV. Also, in his opinion, is BAIC being overvalued right now or is the Kandi/Geely JV being grossly undervalued in the U.S. Market?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Thank you for your question. First of all, right now, Kandi Technology Group’s current stock price is definitely extremely undervalued. I don’t think it’s accurate to assume that JV company valuation based on Kandi’s current stock price. But as far as BAIC’s valuation, I don’t think I’m in a position to comment. I believe the valuation of Kandi JV will be definitely much greater than US$400 million.

Arthur Porcari:

Okay. And the final question. Assuming the Kandi/Geely JV comes public in the next 12 months, what market value would Mr. Hu or Li Shufu expect the JV to be priced for the IPO. And a late update on the JV entering the capital markets is going to give us a little more on that?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Okay. Like what I just answered for the first question. Kandi’s stock price is far more undervalued. People shouldn’t assume JV company valuation based on Kandi’s. Going forward, we are going to double our efforts to grow JV company’s business to maximize its potential values. Regarding to the most updates on the JV entering the capital markets, we are working on preparing for it. I have to say this first quarter is most difficult period, but fortunately it has already passed. I believe there will be a lot of positive things happening going forward.

Arthur Porcari:

Thank you very much, and after all these years it’s good to see things finally turning around.

Kewa Luo:

(Chinese spoken)

Operator:

Thank you. Our next question comes from the line of Ted Schwartz, Private Investor. Please proceed with your question.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ted Schwartz:

Hi. I have a short question and then I have a comment afterwards. Since the Kandi’s joint venture with new partner, Geely Holdings is a private company now owned by Li Shufu rather than a public company as it was before October of last year. Would it be possible to approach Mr. Li with the request that the joint venture agreement be modified allowing Kandi to also consolidate its 50% ownership of JV revenues and to Kandi’s own financial statements going forward?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

We have received similar suggestions lately, but we have discussed this with our independent auditor. currently Geely Holdings and Kandi each holds 50% equity ownership in the JV company. According to U.S. GAAP, we must use the equity method to include the JV company’s 50% profit.

Ted Schwartz:

Okay. Thank you for that. Now I have a comment I would like to make. I have to assume because of his significant investment in both the joint venture in GGY that Mr. Li Shufu is either listening to this conference call or will be reading the transcript. I would like to first congratulate him on his huge success with Volvo, the Black Cad (phon) Company, the new Link brand and of course the Geely Auto company itself. Mr. Li has become quite an international auto personality perhaps second only to Mr. Musk. I believe since it now appears that the Kandi Group has finally overcome it’s difficulties caused almost entirely by outside forces, it would be very helpful if during his international interviews and discussions with the investment community, if Mr. Li Shufu could express where appropriate his confidence in the vision of Mr. Hu and the future of the Kandi Group. I just wanted to make that comment and thank you.

Kewa Luo:

Thank you.

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

As you know, Li Shufu/Geely has 50% of equity ownership in joint venture and with Li Shufu’s influence in China, he actually has helped a lot in terms of helping Kandi to clarify the misunderstanding we had last year with the government regarding to the battery exchange. So this has definitely because of invovlement and supports from Geely and Li Shufu. We believe that given our successful partnership with Geely going forward, their support is going to be greater and at some point I believe Li Shufu can also give very positive comments about Kandi.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ted Schwartz:

Thank you very much.

Operator:

Thank you. Our next question comes from the line of Robert Lempert, Private Investor. Please proceed with your question.

Robert Lempert:

Good morning. My question has to do with the MPT Car-Share program. I would like to know the Company’s outlook on both the current and future MPT car programs. At last report, Kandi had mentioned agreements in some 16 cities. Are these agreements still in effect? Have more cities been added?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

These agreements are still in effect. We are working on the expansions throughout the nation. We believe that there will be more cities adopting the MPT Car-Share program in the near future and they will be very well received.

Robert Lempert:

Okay. Thank you very much.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Li Goa, Private Investor. Please proceed with your question.

Li Goa:

My question is in this 2016 (inaudible) letter sent to the shareholders in December, Mr. Hu said he was targeting Geely sales of 40,000 units in 2017 and this was before the PRC (inaudible) the industry with the new rules in January, which temporarily stopped production. With this added further Q1 delays, the 40,000 units seem unrealistic, but with all this Kandi EVs now approved for sale and tax subsidy payment now being paid, what is Mr. Hu’s sales target for 2017 and 2018? I’m not asking for guidance, just a target goal.

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Because the reasons we all know, we didn’t have the normal production in the first quarter, which has impacted negatively to the full-year plan, but following MIIT approval for the JV company’s all EV models and receipt of the instruments of the delays of duty (phon) payments, it’s extremely helpful to resume JV company’s business activity. We are confident that we will work very hard to improve our production and sales in the next seven months to achieve better profitability as well as to rewarding our long-term shareholders’ support.

As far as sales for the 2017 and 2018, the Management Team remains confident and will report to shareholders at appropriate time. We believe that as we resume our productivity we’re going to give the market a very satisfying result.

Li Goa:

(Chinese spoken). Thank you.

Operator:

Thank you. Our next question comes from the line of Frank Blatterman, a Private Investor. Please proceed with your question.

Frank Blatterman:

Yes. First of all, my deepest sympathies on the death of (inaudible). I am sure his contributions to the Company will be greatly missed. Once again, I’m asking about the ongoing preparation of the factory under construction in the Haikou area of Hainan Island. The use of the factory on Google Earth appear to show four building tasks have been completed, possibly two dormitories and two production facilities. I’m assuming that the production equipment is presently being installed. If I remember correctly, production and equipment installation was scheduled to be completed in the second quarter with trial production starting at the end of the second quarter or the start of the third quarter. Is this timeline still applicable?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Yes. The timeline is still applicable and things are moving on the right track.

Frank Blatterman:

Okay. I believe I remember that the factory was designed initially to have more than a single production line. Is my memory correct, and if so, would that enable more than one product to be manufactured at the same time?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Okay. So far, we only have one production line, the multiple production line will be gradually be added, but for now, we only have one and hopefully by the end of June, we’re going to have the trial production for this new model and we can start to deliver some vehicles.

Frank Blatterman:

Okay. Two other very quick questions. What is the expected number of employees to be engaged in actual vehicle production? And finally, are you ready to reveal the vehicle to be produced at the facility and how it will be used on the island?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Eventually, once we start the full production, we expect to have 1500 employees, but of course this is a slow ramp-up process. In the beginning, we’re only going to have a small team for the trial production, when the official manufacturing production kicks off, then we’re going to have more workers involved. And as far as which model is going to be produced there, it’s not the time yet to disclose. Just stay a little bit patient, we will disclose that when the time is right.

Frank Blatterman:

Okay. Thank you.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Harold Gaboury, Private Investor. Please proceed with your question.

Harold Gaboury:

Hello, everyone. Good morning. Recently, the China government proposed a new rule holding back subsidy payments for rental and leasing company sales until 30,000 kilometers have been reached by each vehicle. Double question here. Question one, has this 30,000 kilometer rule been put in place officially, and if so, does it also affect local subsidies?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

You can finish your other question.

Harold Gaboury:

Pardon me?

Kewa Luo:

Okay.

Harold Gaboury:

Do you want me to repeat the question?

Kewa Luo:

I have it. That’s okay.

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

This rule has become effective already. We believe that EVs sold by the JV companies to the customers are able to meet this new requirement. But the subsidy payment delivery will be delayed for some time, I think.

Harold Gaboury:

Question two then, how will this affect the Kandi JV MPT Car-Share program and leasing programs?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Based on our experience, it usually takes about a year to receive local subsidy payment for the EVs sold to the dealership. So even though with the new requirement being effective, we don’t think there will make any big differences. Right now, we have already started getting paid for EVs that have been sold in 2015 and nobody has received subsidies for 2016 yet. So from 2017, we also think it’s going to take a year to fulfill these 30,000 kilometers anyway. Therefore, this may be a little bit longer in terms of time, but I don’t think it’s going to make a big difference.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Harold Gaboury:

Thank you very much.

Operator:

Thank you. Our next question comes from the line of Steve Miller, Private Investor. Please proceed with your question.

Steve Miller:

Hi, Kewa. I have a question and a suggestion. I know I was confused and I know a few other shareholders were confused by the April 24th press release regarding subsidy payments. So my question is—actually it’s a three-part question is try to clarify some of the questions I had regarding that press release. On April 24th, Kandi announced the Kandi/Geely JV receipt of a partial subsidy payment for 2015 of $34.7 million that was received on April 21. Your press release stated once the third central government subsidy payment for 2015 is received, there will be an annual settlement of all subsidy payments for 2015 and a further central government subsidy payment of about $58.1 million is expected to arrive. So I’ve got a three-part question and I’ll wait for Mr. Hu’s answer after each one. The first question is, if the payment was received on April 21, does that mean that the “annual settlement” is or has been completed, and if so, how soon is the $58.1 million additional expected? Thanks.

Kewa Luo:

Thank you.

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Okay. So let me explain to you what this annual settlement means. This actually concludes four parts, you can say four tiers also. First is about RMB300 million, which we actually received in August of 2015 for partial amount of EVs sold in 2015, and there was a second subsidy payment, which is irrelevant to Kandi. So we didn’t mention it. And this third payment we just received and announced, that’s for cars that are sold and already started running and operating during 2015 and the subsidies for these cars are covered by the third payment. The fourth one will be for the cars that are being sold at the end of 2015, but didn’t start running and operating until the beginning of 2016 and those cars will be paid from the final annual settlement, which we’re going to receive. Hope my explanation will be more clear to you.

Steve Miller:

And so then when is that final payment expected to be received?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

I think the government is already working on it, but it’s really hard to predict when they’re going to start paying. I hope to be soon.

Steve Miller:

All right. My second question related to all of this is why was there no mention in your press release on April 24 of the 2016 subsidies for the more than 10,000 EVs that were sold in 2016? How much additional to the $58 million for 2015 is the JV owed for 2016?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

So just to be clear, the 2016 subsidies for EVs sold haven’t been paid to any of the manufacturers in the industry yet. So that $58 million is for EVs sold in 2015.

Steve Miller:

But how much is anticipated—what are the anticipated subsidy payments expected for the vehicles that were sold in 2016?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

About RMB400 million.

Steve Miller:

Okay. And then next question is how much of the 34 million that the JV received was used to pay back the JV debt to Kandi, which was obviously not reflected in your Q1 numbers?

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Now about US$13 million has been received by Kandi from the JV.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Steve Miller:

Great. Okay. And then I just have a quick suggestion for you guys. And this is rather somewhat actually related to Ted’s comment who asked—who made the comment earlier during this earnings call that since Kandi and the JV’s future are so closely tied together, why not on the next earnings call invite your 50% partner in the JV, Li Shufu to make a brief statement regarding his vision of the JV’s future. I realize that Li Shufu and Geely were of great use to Kandi over the past years in dealing with the changes mandated by the Chinese government, but sometimes, the financial market needs help to connect the dots and a brief appearance by Li Shufu and his comment regarding the future of the JV during a Kandi’s earnings call would be much appreciated I think not only Kandi’s shareholders, but would be extremely welcomed by the financial markets. Thanks.

Kewa Luo:

(Chinese spoken)

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

I will seriously consider your suggestion, but to be frank, Li Shufu usually doesn not attend these kinds of conference calls, but I think it’s possible to invite a JV representative who was hired by Geely, say the CFO of joint venture to attend. If it’s JV’s CFO, it’s certainly possible to invite him to join our conference call.

Steve Miller:

That would be a great idea. Thank you very much.

Kewa Luo:

Thank you.

Operator:

Thank you. Ladies and gentlemen, thank you. We have come to the end of our time allowed for questions. I’ll now turn the floor back to Management for final remarks.

Xiaoming Hu:

(Chinese spoken)

Kewa Luo:

Thank you, ladies and gentlemen for attending Kandi’s 2017 first quarter earnings call. In closing, allow me to represent the Board of Directors and the Management Team of Kandi Technologies Group in reaffirming our commitment that we will continue to work diligently to maximize shareholder value by focusing on strategically growing our EV business, while delivering strong operational results. Thank you very much for your support. We look forward to talking with you next quarter again. If you have any questions, please don’t hesitate to contact our Investor Relations department. Thank you very much. Good bye.

Operator:

Thank you. This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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